EXHIBIT 99.1

FNCB BANK’S OPPORTUNITY CHECKING RECEIVES NATIONAL CERTIFICATION BY
BANKING ADVOCATES AS A SAFE, AFFORDABLE FINANCIAL PRODUCT

The Cities for Financial Empowerment Fund’s Bank On National Account Standards Certification of Opportunity Checking indicates that it meets over 25 features for safe and affordable consumer transaction accounts.

August 18, 2022, Dunmore, PA — FNCB Bancorp, Inc. (NASDAQ: FNCB; www.fncb.com), the parent company of Dunmore-based FNCB Bank, today announced that FNCB Bank’s Opportunity Checking account was officially certified by the national Cities for Financial Empowerment Fund (CFE Fund) as meeting the Bank On National Account Standards (2021 - 2022). The national safe account Standards, co-created by consumer advocates, leading national nonprofit organizations, civic leaders, and other financial institutions, designate both core and strongly recommended features that ensure low cost, high functionality, and consumer safety.

Key features of Opportunity Checking include a monthly cost of only $5, no overdraft or nonsufficient fund fees, the ability to pay bills and make purchases, and federal deposit insurance. Opportunity Checking is available in every one of FNCB Bank’s 16 branches across Northeast Pennsylvania.

“We are honored to receive the Bank On certification for our Opportunity Checking account.” said Gerard Champi, FNCB Bank President and CEO. “Our team analyzed the needs of our community and designed a safe, affordable account that offers many unbanked individuals the opportunity to open a checking account with online access, no overdraft fees and access to more than 55,000 surcharge free ATMs.”

“The Cities for Financial Empowerment Fund is delighted to award its national Bank On account certification to FNCB Bank’s Opportunity Checking account,” said Jonathan Mintz, President and Chief Executive Officer of the Cities for Financial Empowerment Fund. “Opportunity Checking offers Northeast Pennsylvania residents who are looking to improve their finances a safe, affordable, and truly useful mainstream banking product– this is especially important during COVID-19, as consumers need to access and manage their money both affordably and safely. FNCB Bank’s offering of this terrific account brings them into the forefront of national banking access efforts, and we thank them.”

The goal of Bank On is to ensure that everyone has access to safe and affordable financial products and services. The Bank On National Account Standards identify critical product features for appropriate bank or credit union accounts, making it easier for local coalitions across the country to connect consumers to accounts that meet their needs.

FNCB Bank’s Opportunity Checking is available at all 16 branches in Lackawanna, Luzerne and Wayne counties. With the addition of Opportunity Checking, accounts that meet Bank On National Account Standards are now available at over 39,000 branches in all 50 states and Washington, DC; financial institutions with Bank On certified accounts already comprise over 56% of the national deposit market share. In addition to Opportunity Checking, there are over 200 other Bank On certified accounts available at financial institutions across the country. Data collected by the CFE Fund in partnership with the Federal Reserve Bank of St. Louis through Bank On’s national reporting platform shows that these accounts are meeting consumers’ needs; since their offering, millions of consumers have opened Bank On certified accounts, with approximately 85% of them opened by consumers new to the financial institutions.

The CFE Fund leads the national Bank On movement, supporting 90 local coalitions working to connect individuals and families to the financial mainstream through partnerships between governments, financial institutions, and community organizations. To learn more about Bank On and the National Account Standards click here, or follow the conversation on Twitter @CFEfund #BankOn.

About the Cities for Financial Empowerment Fund (CFE Fund)

The CFE Fund supports municipal efforts to improve the financial stability of households by leveraging opportunities unique to local government. By translating cutting edge experience with large scale programs, research, and policy in cities of all sizes, the CFE Fund assists mayors and other local leaders to identify, develop, fund, implement, and research pilots and programs that help families build assets and make the most of their financial resources. The CFE Fund is currently working in over 100 cities and counties and has disbursed over $59 million to local governments and their partners to support these efforts. For more information, please visit www.cfefund.org or follow us on Twitter at @CFEFund.

About Bank On

Bank On coalitions are locally-led partnerships between local public officials; city, state, and federal government agencies; financial institutions; and community organizations that work together to help improve the financial stability of unbanked and underbanked individuals and families in their communities. The Bank On national initiative builds on a grassroots movement of over 90 coalitions in cities across the country, offering national account standards, capacity grant support, pilot funding, and a learning community. In addition to connecting unbanked individuals to accounts, Bank On programs raise public awareness, target outreach to the unbanked, and expand access to financial education. Visit www.cfefund.org/bankon for more information or follow the conversation on Twitter @CFEFund #BankOn.

About FNCB Bancorp, Inc.:
FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 112 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 16 community offices located in Lackawanna, Luzerne and Wayne Counties and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer
FNCB Bank
(570) 348-6419
james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in its filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in its other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “future” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the effect of the novel Coronavirus Disease 2019 ("COVID-19") pandemic on FNCB and its customers, the Commonwealth of Pennsylvania and the United States, related to the economy, overall financial stability and the global supply chain; the COVID-19 pandemic and actions taken to control its spread; government intervention in the U.S. financial system including the effects of recent interest rate actions taken by the Federal Open Market Committee, recent legislative, tax, accounting and regulatory actions and reforms, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Tax Cuts and Jobs Act; political instability; the ability of FNCB to manage credit risk; weakness in the economic environment, in general, and within FNCB’s market area; the deterioration of one or a few of the commercial real estate loans with relatively large balances contained in FNCB’s loan portfolio; greater risk of loan defaults and losses from concentration of loans held by FNCB, including those to insiders and related parties; if FNCB’s portfolio of loans to small and mid-sized community-based businesses increases its credit risk; if FNCB’s ALLL is not sufficient to absorb actual losses or if increases to the ALLL were required; FNCB is subject to interest-rate risk and any changes in interest rates could negatively impact net interest income or the fair value of FNCB's financial assets; if management concludes that the decline in value of any of FNCB’s investment securities is other-than-temporary could result in FNCB recording an impairment loss; if FNCB’s risk management framework is ineffective in mitigating risks or losses to FNCB; if FNCB is unable to successfully compete with others for business; a loss of depositor confidence resulting from changes in either FNCB’s financial condition or in the general banking industry; if FNCB is unable to retain or grow its core deposit base; inability or insufficient dividends from its subsidiary, FNCB Bank; if FNCB loses access to wholesale funding sources; interruptions or security breaches of FNCB’s information systems; any systems failures or interruptions in information technology and telecommunications systems of third parties on which FNCB depends; security breaches; if FNCB’s information technology is unable to keep pace with growth or industry developments or if technological developments result in higher costs or less advantageous pricing; the loss of management and other key personnel; dependence on the use of data and modeling in both its management’s decision-making generally and in meeting regulatory expectations in particular; additional risk arising from new lines of business, products, product enhancements or services offered by FNCB; inaccuracy of appraisals and other valuation techniques FNCB uses in evaluating and monitoring loans secured by real property and other real estate owned; unsoundness of other financial institutions; damage to FNCB’s reputation; defending litigation and other actions; dependence on the accuracy and completeness of information about customers and counterparties; risks arising from future expansion or acquisition activity; environmental risks and associated costs on its foreclosed real estate assets; any remediation ordered, or adverse actions taken, by federal and state regulators, including requiring FNCB to act as a source of financial and managerial strength for the FNCB Bank in times of stress; costs arising from extensive government regulation, supervision and possible regulatory enforcement actions; new or changed legislation or regulation and regulatory initiatives; noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations; failure to comply with numerous "fair and responsible banking" laws; any violation of laws regarding privacy, information security and protection of personal information or another incident involving personal, confidential or proprietary information of individuals; any rulemaking changes implemented by the Consumer Financial Protection Bureau; inability to attract and retain its highest performing employees due to potential limitations on incentive compensation contained in proposed federal agency rulemaking; any future increases in FNCB Bank’s FDIC deposit insurance premiums and assessments; and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this press release. Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the SEC, including its Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022.

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